Exhibit 10.1

AMENDMENT NO. 1

This AMENDMENT NO. 1, dated as of March 16, 2009 (“Amendment No. 1”), is entered into by and among DAYTON SUPERIOR CORPORATION, a Delaware corporation (the “Borrower”), the persons designated as “Lenders” on the signature pages hereto (the “Lenders”), and GENERAL ELECTRIC CAPITAL CORPORATION (“GE Capital”), a Delaware corporation, as administrative agent (in such capacity, the “Administrative Agent”).

WHEREAS, the Borrower, the other Loan Parties, the Lenders and GE Capital, as administrative agent and collateral agent, are party to the Revolving Credit Agreement dated as of March 3, 2008 (the “Original Credit Agreement”; all capitalized terms defined in the Original Credit Agreement and not otherwise defined herein to have the meanings assigned thereto in the Original Credit Agreement); and

WHEREAS, the Borrower wishes to amend the Original Credit Agreement in the manner set forth below; and

WHEREAS, the Lenders, subject to the terms and conditions of this Amendment No. 1, are willing to amend the Original Credit Agreement as provided herein.

NOW, THEREFORE, in consideration of the premises and the agreements, provisions and covenants herein contained, the Borrower and the Lenders agree as follows:

SECTION 1.
AMENDMENT

Subject to the satisfaction of the condition to effectiveness referred to in Section 2 below, the Original Credit Agreement is hereby amended as follows:

(a)  Section 1.1 of the Original Credit Agreement is hereby amended by adding in the appropriate alphabetical places the following definitions:

“Amendment No. 2” means the Amendment No.2 to this Agreement dated as of March 16, 2009 among the Borrower, the Administrative Agent and the Lenders signatory thereto.

“Amendment No. 2 Effective Date” has the meaning specified in Section 2 of Amendment No. 2.

 “PIK Loan” has the meaning specified in Section 2.19.

“PIK Note” means a promissory note of the Borrower, in substantially the form of Exhibit K, payable to the order of a Lender in a principal amount equal to such Lender’s pro rata share of the aggregate amount of interest, fees or other obligations capitalized hereunder.

(b)  The definition of the term “Applicable Margin” appearing in Section 1.1 of the Original Credit Agreement is hereby amended and restated in its entirety as follows:

“‘Applicable Margin’ means (i) in the case of any Eurodollar Rate Loan (other than any Eurodollar Rate Loan constituting a Special Overadvance), 6.50%, per annum (ii) in the case of any Base Rate Loan (other than any Eurodollar Rate Loan constituting a Special Overadvance), 5.50% per annum, (iii) in the case of Eurodollar Rate Loans constituting a Special Overadvance, 8.00% per annum and (iv) in the case of any Base Rate Loan constituting a Special Overadvance, 7.00% per annum.”

(c)  The definition of the term “Loan” appearing in Section 1.1 of the Original Credit Agreement is amended by adding the following parenthetical immediately prior to the period appearing at the end of such definition: “(including, without limitation, Revolving Loans, Swing Loans and PIK Loans)”.

(d)  The definition of the term “Note” appearing in Section 1.1 of the Original Credit Agreement is amended and restated in its entirety to read as follows:

“‘Note’ means (i) a promissory note of the Borrower, in substantially the form of Exhibit B, payable to the order of a Lender in a principal amount equal to the amount of such Lender’s Commitment, or (ii) a PIK Note, as applicable.”

(e)  The definition of the term “Revolving Loan” appearing in Section 1.1 of the Original Credit Agreement is amended and restated in its entirety to read as follows:

“‘Revolving Loan’ (i) means a loan made or to be made in accordance with the terms of Section 2.1 (which, in the context of the making of such loan shall not include any PIK Loan) and (ii) also means, as the context requires, the outstanding principal balance of such loan (which in all cases shall include all PIK Loans added to such loan pursuant to Section 2.19 or evidenced by a PIK Note).”

(f)  The definition of the term “Scheduled Maturity Date” appearing in Section 1.1 of the Original Credit Agreement is amended and restated in its entirety as follows:

“‘Scheduled Maturity Date” means March 23, 2009.”

(g)  The definition of the term “Swing Loan” appearing in Section 1.1 of the Original Credit Agreement is amended and restated in its entirety as follows:

“‘Swing Loan’ (i) means a loan made or to be made in accordance with the terms of Section 2.3 (which, in the context of the making of such loan shall not include any PIK Loan added to such loan pursuant to Section 2.19 or evidenced by a PIK Note) and (ii) also means, as the context requires, the outstanding principal balance of such loan (which in all cases shall include all PIK Loans added to such loan pursuant to Section 2.19 or evidenced by a PIK Note).”

(h)  Section 2.1(a) of the Original Credit Agreement is hereby amended by replacing the text “agrees to make loans in Dollars (each a ‘Revolving Loan’)” appearing therein with the text “agrees to make Revolving Loans in Dollars”.

(i)  Section 2.3(a) of the Original Credit Agreement is hereby amended by replacing the text “make loans in Dollars (each a ‘Swing Loan’)” appearing therein with the text “agrees to make Swing Loans in Dollars”.

(j)  Section 2.9(a) of the Original Credit Agreement is amended and restated in its entirety to read as follows:

“(a)      Rate.  The Loans and the outstanding amount of all other Obligations (other than pursuant to Secured Hedging Agreements) shall bear interest, in the case of the Loans (other than PIK Loans), on the unpaid principal amount thereof from the Closing Date, in the case of PIK Loans, on the unpaid principal amount thereof from the date deemed made, and, in the case of such other Obligations, from the date such other Obligations are due and payable until, in all cases, paid in full, except as otherwise provided in clause (c) below, as follows:  (i) in the case of Base Rate Loans, at a rate per annum equal to the sum of the Base Rate and the Applicable Margin, each as in effect from time to time, (ii) in the case of Eurodollar Rate Loans, at a rate per annum equal to the sum of the Eurodollar Rate and the Applicable Margin, each as in effect for the applicable Interest Period, and (iii) in the case of other Obligations, at a rate per annum equal to the sum of the Base Rate and the Applicable Margin for Revolving Loans that are Base Rate Loans, each as in effect from time to time.  PIK Loans shall initially be Base Rate Loans and may be converted to Eurodollar Rate Loans subsequently in accordance with Section 2.10.”

(k)  Section 2.13(a) of the Original Credit Agreement is hereby amended by adding the following language immediately prior to the phrase “by wire transfer to the following account”:  “, except to the extent of amounts required, or elected by the Borrower in accordance with Section 2.19, to be capitalized as additional principal obligations,”.

 (l)  Section 2 of the Original Credit Agreement is amended by adding the following Section 2.19 at the end of such Section 2 as follows:

“Section 2.19  PIK Provisions.

A portion of the interest accruing on the Loans and the other Obligations pursuant to Section 2.9 hereof, up to an amount of interest representing a per annum rate of 4.00%, may, at the Borrower’s election (which election, and the amount thereof, shall be notified irrevocably in writing by the Borrower to the Administrative Agent no later than ten Business Days prior to the end of the applicable period for which accrued interest is required to be paid, or, in the case of interest paid on demand, no later than the date of such payment on demand), be paid in kind and capitalized as additional principal obligations on and as of the date for payment thereof as provided for in this Agreement or any Loan Document (payable to the Lenders pro rata), all of which shall constitute Obligations as defined herein (such Obligations constituting capitalized amounts, “PIK Loans” which PIK Loans shall be deemed made on the date of the capitalization of such amounts) hereunder and constitute a part of the principal outstanding amount of the Loans for all purposes hereof (including the accrual of interest thereon at the rates applicable to Loans generally), and which may, at the request of any Lender to whom such capitalized interest is owing, be evidenced by PIK Notes in the form of Exhibit K hereto (and, if so requested by a Lender prior to the date of such capitalization, the Borrower shall have delivered a PIK Note evidencing such capitalized amounts to such Lender no later than such date of capitalization).  Each Lender is hereby authorized by the Borrower to enter on a schedule attached to any of its PIK Notes a record of amounts capitalized as principal and evidenced thereby, and amounts repaid or prepaid thereon, and such entries shall be conclusive in the absence of manifest error; provided, however, that the failure by any Lender to request or hold any PIK Note or to make any such entry or any error in making such entry shall not limit or otherwise affect the obligation of the Borrower and the rights and remedies of any Lender hereunder (including in respect of that portion of the Loan constituting capitalized interest) or and on or under the PIK Notes.”

(m)  The Original Credit Agreement is amended by attaching as Exhibit K thereto the language attached hereto as Exhibit A.

(n)  Section 8  of the Original Credit Agreement is hereby amended by adding the following Section 8.16 at the end of Section 8 to read as follows:

“Section 8.16  Restrictions on Transactions.

Notwithstanding anything to the contrary contained in this Section 8, on and after the Amendment No.2 Effective Date the Borrower shall not, and shall not permit any other Group Member to, incur any Indebtedness (including through an exchange offer or refinancing), make any Investment, incur any Lien, sell, transfer or dispose of any of its property, make any Restricted Payment, prepay, redeem, purchase, defease or otherwise satisfy any Subordinated Debt or Subordinated Refinancing Indebtedness, enter into any transaction described in Section 8.7, or enter into any transaction with any Affiliate other than the following:

(i)       Indebtedness permitted by Section 8.1(e) or Section 8.1(l) in each case, in the ordinary course of business and necessary for the conduct of the operations of Dayton Superior Canada Ltd., Section 8.1(a), Section 8.1(i), Section 8.1(n) or Section 8.1(o),

(ii)      Liens permitted by Section 8.2(a), Section 8.2(b) or Section 8.2(g),

(iii)     Investments permitted by Section 8.3(b) or Section 8.3(c), Investments in Dayton Superior Canada Ltd. permitted by Section 8.3(e)(iii) in the ordinary course of business and necessary for the conduct of the operations of Dayton Superior Canada Ltd., or Investments permitted by Section 8.3(f), Section 8.3(g) or Section 8.3(i) in the case of sales of property permitted by Section 8.4(a)(i),

(iv)      sales of property permitted by Section 8.4, other than Section 8.4(e),

(v)       Restricted Payments permitted by Section 8.5(a), Section 8.5(b), Section 8.5(d)(i) or Section 8.5(f),

(vi)      prepayments, redemptions, purchases, defeasances and other satisfactions prior to maturity of Subordinated Indebtedness  permitted by Section 8.6, other than Section 8.6(b)(ii)(D), Section 8.6(d) or Section 8.6(e), and

(vii)     transactions with Affiliates permitted by Section 8.9(a), Section 8.9(b), Section 8.9(e) or Section 8.9(f) or, to the extent that any such Restricted Payment or Investment is permitted by this Section 8.16, Section 8.9(c).”

SECTION 2.
CONDITIONS TO EFFECTIVENESS

This Amendment No. 2 shall be effective as of March 16, 2009 (the “Amendment No.2 Effective Date”) subject to and upon  satisfaction on or prior to such date of the following conditions: (i) receipt by the Administrative Agent of one or more counterparts of this Amendment No. 1 executed and delivered by the Borrower, the Administrative Agent and the Lenders, (ii) receipt by the Administrative Agent of evidence satisfactory to the Administrative Agent that the Term Loan Credit Agreement has been amended (or is concurrently being amended) pursuant to an amendment in the form of Annex I hereto (the “Term Loan Facility Amendment”), (iii) receipt by the Administrative Agent in immediately available funds of $100,000 in respect of costs and expenses of counsel to the Administrative Agent, and $ 243,750 in respect of costs and expenses of the financial advisor to the Administrative Agent and (iv) receipt by the Administrative Agent of a certificate of a Responsible Officer that no Default or Event of Default has occurred or is continuing.

SECTION 3.
LIMITATION ON SCOPE

Except as expressly amended hereby, all of the representations, warranties, terms, covenants and conditions of the Loan Documents shall remain in full force and effect in accordance with their respective terms.  The amendment set forth herein shall be limited precisely as provided for herein and shall not be deemed to be a waiver of, amendment of, consent to or modification of any term or provision of the Loan Documents or any other document or instrument referred to therein or of any transaction or further or future action on the part of the Borrower or any other Loan Party requiring the consent of the Administrative Agent or Lenders except to the extent specifically provided for herein.  The Administrative Agent and Lenders have not and shall not be deemed to have waived any of their respective rights and remedies against the Borrower or any other Loan Party for any existing or future Defaults or Event of Default.

SECTION 4.
MISCELLANEOUS

(a)  The Borrower hereby represents and warrants that (i) this Amendment No. 2 has been duly authorized and executed by it, and the Original Credit Agreement, as amended by this Amendment No. 2, is its legal, valid and binding obligation, enforceable in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, moratorium and similar laws affecting the rights of creditors in general; and (ii) this Amendment No. 2 is being delivered in the State of New York.

(b)  The Borrower hereby ratifies and confirms the Original Credit Agreement as amended hereby, and agrees that, as amended hereby, the Original Credit Agreement remains in full force and effect.

(c)  The Borrower hereby acknowledges, confirms and agrees that, as of the date hereof, the security interests and liens granted to the Administrative Agent on behalf of itself and the Secured Parties under the Original Credit Agreement and the other Loan Documents securing the Obligations are in full force and effect, are properly perfected and are enforceable in accordance with the terms of the Credit Agreement and the other Loan Documents.

(d)  The Borrower hereby acknowledges, confirms and agrees that as of the open of business on  March 16, 2009, the Borrower was in the aggregate indebted to the Administrative Agent and Lenders for Loans under the Loan Documents in the aggregate principal amount of $95,345,892.50 plus Letter of Credit Obligations in the aggregate amount of $8,924,107.50 and that all such obligations under the Credit Agreement owing by the Borrower together with interest accrued and accruing thereon, and all fees, costs, expenses and other charges now or hereafter payable by the Borrower to the Administrative Agent and each Lender pursuant to the terms of the Loan Documents and this Amendment No. 1, are unconditionally owing by the Borrower to each Lender, without offset, defense or counterclaim of any kind, nature or description whatsoever.

(e)  The Administrative Agent and each Lender party to this Amendment No.2 hereby consents to the amendments and modifcations set forth in that certain Term Loan Facility Amendment attached hereto as Annex I.

(f)  The Borrower hereby represents and warrants as of the date hereof in favor of the Administrative Agent and each Lender that each and every representation and warranty heretofore made by the Borrower in the Original Credit Agreement and the other Loan Documents is true and correct as if made on the date hereof (except to the extent such representations and warranties expressly relate to an earlier date in which case such representations and warranties were true and correct in all material respects as of such earlier date) and with specific reference to this Amendment No. 2 and all other Loan Documents executed and/or delivered in connection herewith, provided that the representation and warranty contained in this paragraph (f) shall not apply to the representation and warranty contained in Section 4.5 of the Original Credit Agreement or the representation and warranty contained in Section 4.6 of the Original Credit Agreement, except to the extent that the representation and warranty contained in Section 4.6 of the Original Credit Agreement constitutes a representation and warranty that the Borrower is Solvent within the meaning of clause (c) of the definition of the term ‘Solvent’.

(g)  The Borrower agrees that all Loan Documents remain in full force and effect notwithstanding the execution and delivery of this Amendment No. 1.

(h)  This Amendment No. 1 may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all of which counterparts together shall constitute but one and the same instrument.

(i)  All references in the Loan Documents to the “Credit Agreement” and in the Original Credit Agreement as amended hereby to “this Agreement,” “hereof,” “herein” or the like shall mean and refer to the Original Credit Agreement as amended by this Amendment No. 1 (as well as by all subsequent amendments, restatements, modifications and supplements thereto).

(j)  Each of the following provisions of the Original Credit Agreement is hereby incorporated herein by this reference with the same effect as though set forth in its entirety herein, mutatis mutandis, and as if “this Agreement” in any such provision read “this Amendment No. 1”: Section 11.11 (Notices), Section 11.13 (Governing Law), Section 11.14 (Jurisdiction), Section 11.15 (Waiver of Jury Trial), Section 11.16 (Severability) and Section 11.18 (Entire Agreement).

SECTION 5.
RELEASE

Borrower hereby releases, acquits, and forever discharges the Administrative Agent and each of the Lenders and each past or present affiliate, officer, director, agent, servant, employee, representative and attorney of the Administrative Agent and the Lenders from any and all claims, causes of action, suits, debts, liens, obligations, liabilities, demands, losses, costs and expenses (including attorneys’ fees) of any kind, character, or nature whatsoever, known or unknown, fixed or contingent, which Borrower may have or claim to have now or which may hereafter arise out of or connected with any act of commission or omission of the Administrative Agent or any Lender existing or occurring prior to the date of this Amendment No. 1 or any instrument executed prior to the date of this Amendment No. 1 including, without limitation, any claims, liabilities or obligations arising with respect to the Original Credit Agreement or the other of the Loan Documents.  The provisions of this Section 5 shall be binding upon Borrower and shall inure to the benefit of the Administrative Agent and the Lenders and each past or present affiliate, officer, director, agent, servant, employee, representative and attorney of the Administrative Agent and the Lenders.

[signature pages follow]

WITNESS the due execution hereof by the respective duly authorized officers of the undersigned as of the date first written above.

BORROWER:

DAYTON SUPERIOR CORPORATION, a
Delaware corporation

By:	/s/ Edward J. Puisis
Name: Edward J. Puisis
Title: Executive Vice President and CFO

LENDERS:

GENERAL ELECTRIC CAPITAL
CORPORATION,
as Administrative Agent and a Lender

By:	/s/ Michelle Handy
Name: Michelle Handy
Title: Its Duly Authorized Signatory

Exhibit A

EXHIBIT K
TO
REVOLVING CREDIT AGREEMENT

FORM OF PIK NOTE

Lender: [NAME OF LENDER]	New York, New York
___________, ____

FOR VALUE RECEIVED, the undersigned, Dayton Superior Corporation, a Delaware corporation (the “Borrower”), hereby promises to pay to the order of the Lender set forth above (the “Lender”) a principal sum (the “Principal Amount”) equal to such Lender’s share of the aggregate amount of interest, fees and other obligations and amounts capitalized from time to time as additional principal in accordance with the Credit Agreement, payable at such times and in such amounts as are specified in the Credit Agreement for Loans.

The Borrower promises to pay interest on the unpaid portion of the Principal Amount from the date of the applicable capitalization as principal until such principal amount is paid in full, payable at such times and at such interest rates as are specified in the Credit Agreement for Loans.  Demand, diligence, presentment, protest and notice of non-payment and protest are hereby waived by the Borrower.

Both principal and interest are payable in Dollars to General Electric Capital Corporation, as Administrative Agent, at 299 Park Avenue, New York, New York 10171, in immediately available funds.

This Note is a PIK Note and is one of the Notes referred to in, and is entitled to the benefits of, the Revolving Credit Agreement, dated as of March 3, 2008 (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), among the Borrower, the Lenders party thereto and General Electric Capital Corporation, as administrative agent and collateral agent for the Lenders.  Capitalized terms used herein without definition are used as defined in the Credit Agreement.

The Credit Agreement, among other things, (a) provides for the capitalization as principal of certain fees and interest from time to time, the Lender’s portion of the aggregate amount of which shall be the Principal Amount, and the indebtedness of the Borrower to the Lender resulting from such capitalization being evidenced by this Note and (b) contains provisions for acceleration of the maturity of the unpaid principal amount of this Note upon the happening of certain stated events and also for prepayments on account of the principal hereof prior to the maturity hereof upon the terms and conditions specified therein.

This Note is a Loan Document, is entitled to the benefits of the Loan Documents and is subject to certain provisions of the Credit Agreement, including Sections 1.5 (Interpretation), 11.14(a) (Submission to Jurisdiction) and 11.15 (Waiver of Jury Trial) thereof.

This Note is a registered obligation, transferable only upon notation in the Register, and no assignment hereof shall be effective until recorded therein.

The Lender is authorized (but not obligated) to endorse on the Schedule hereto, or on a continuation thereof, the Principal Amount, each addition thereto by reason of a capitalization of any amount as principal in accordance with the Credit Agreement, and each payment or prepayment with respect thereto, which endorsement shall be conclusive in the absence of manifest error.

This Note shall be governed by, and construed and interpreted in accordance with, the law of the State of New York.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Borrower has caused this Note to be executed and delivered by its duly authorized officer as of the day and year and at the place set forth above.

DAYTON SUPERIOR CORPORATION

By:
Name:
Title:

SCHEDULE
PIK NOTE

Date	Note Amount	Interest Rate	Amount of Principal Paid or Prepaid / (Amount Capitalized as Principal)	Unpaid Principal Amount of Note	Notation Made By